RLHC Reports Third Quarter 2015 Results
Achieved Third Consecutive Quarter of Double Digit RevPAR Growth;
Continued Network Expansion with 24 New Franchise and Management Deals Executed in 2015;
Acquired Hotels in Atlanta and Washington D.C. through Joint Ventures

SPOKANE, WA, November 5, 2015 - (GLOBE NEWSWIRE) -- RLHC (“Red Lion Hotels Corporation”) (NYSE: RLH), a hospitality company that operates and franchises upscale, midscale and economy hotels, today reported third quarter 2015 results.

Third Quarter Highlights:

•
Systemwide RevPAR increased 10.9 percent while RevPar from comparable company operated hotels increased 10.0 percent year over year. Comparable Red Lion franchised hotels RevPAR increased 12.3 percent year over year.

•
ADR and Occupancy from comparable company operated hotels improved 6.1 percent and 290 bps year over year, respectively. Red Lion franchised hotels ADR and Occupancy improved 6.2 percent and 360 bps year over year, respectively.

•	Adjusted EBITDA of $8.7 million was in line with the prior year period.

•
Net income per share, as reported, was $0.04 compared with $0.26 in the prior year period. After adjusting for special items, net income per share was $0.17 in 2015 compared with $0.22 in the prior year period.

•
As part of a joint venture, acquired a hotel adjacent to the Atlanta International Airport and secured financing to complete a comprehensive renovation of the property, which is expected to open in the first quarter of 2016 as the Red Lion Hotel Atlanta International Airport.

Year-to-Date Highlights and Subsequent Event:

•	Systemwide RevPAR increased 12.3 percent, driven by a 5.3 percent increase in ADR and a 420 bps increase in Occupancy.

•	Subsequent to quarter-end, as part of a joint venture, closed on the acquisition of The Quincy hotel in downtown Washington D.C. and immediately began operations as Hotel RL Washington D.C.

Comparable operating results (as disclosed in the table by the same title) for the periods included in this release reflect the operating results of hotels that were in the system for at least one full calendar year as of the end of the current period other than hotels for which comparable results were not available. Throughout this release the Company refers to certain non-GAAP financial measures, such as EBITDA and Adjusted EBITDA. Please refer to the tables attached to this release for a reconciliation of these non-GAAP financial measures to their most directly comparable financial measure determined in accordance with GAAP.

“We have now generated three consecutive quarters of double digit comparable systemwide RevPAR growth in 2015, outpacing the industry and continuing to demonstrate the appreciable impact of our RevPak guest management system to both our company operated and franchised hotels,” said RLHC President & CEO Greg Mount.

“These results, driven primarily by the effectiveness of our RevPak guest management system and digital marketing and ecommerce initiatives, have clearly supported the growth of our core brands. We have already achieved our goal of executing 20-30 agreements in 2015, with 24 properties signed year-to-date and counting.” Mount continued, “We achieved several important milestones on our path to national expansion, opening our first franchise hotel in New York City, signing our first Hotel RL franchise with Hotel RL St. Louis and completing two joint venture acquisitions with Hotel RL Washington D.C. and the future Red Lion Hotel Atlanta International Airport. These recent achievements have significantly expanded our presence on the East Coast and further increased awareness of our brands nationally.”

Third Quarter 2015 Results
Comparable revenue from company operated hotels was $35.9 million, an increase of $2.9 million or 8.9 percent compared with the same period a year ago, primarily due to an increase in RevPAR. Comparable company operated RevPAR increased 10.0 percent to $89.78 driven by a 6.1 percent increase in ADR to $107.31 and a 290 basis point increase in occupancy. Systemwide Red Lion branded RevPAR increased 10.9 percent and the GuestHouse and Settle Inn properties generated 5.2 percent of RevPAR improvement. Comparable company operated hotel direct operating margin increased 190 basis points to 34.0 percent from 32.1 percent, mainly due the increase in RevPAR.

Franchise revenue was $3.8 million, an increase of 83.9 percent or $1.7 million compared with the same period a year ago, reflecting the growth in the franchise network. As a result, net segment profits increased $0.4 million over the prior year.

Entertainment revenue decreased by $1.5 million mainly due to a change in the show line-up versus the prior year. Net segment profits were essentially flat compared with the same period a year ago.

Net income attributable to RLHC was $0.8 million, or $0.04 per share, compared with net income of $5.1 million, or $0.26 per share, in the same period a year ago. The decrease is primarily due to net income attributable to noncontrolling interest, increased interest expense and increased general and administrative expenses. After adjusting for special items, adjusted net income per share in 2015 was $0.17 compared with $0.22 per share in 2014.

Adjusted EBITDA of $8.7 million was in line with the prior year period, supported by strong hotel performance.

Liquidity and Balance Sheet
At September 30, 2015, the Company had $97.1 million in cash, cash equivalents, restricted cash and short-term investments and had consolidated outstanding debt of $102.3 million.

Capital expenditures for the first nine months totaled $10.7 million, primarily utilized for renovations of Hotel RL Baltimore Inner Harbor and the twelve RL Venture properties.

Lodging Development Update
Year-to-date, the Company executed 24 new franchise and management agreements.

2015 Outlook
Based on the outlook for the markets in which the Company operates and on information currently available, the Company affirms the following financial guidance for 2015, excluding the impact of the acquisition of the GuestHouse International and Settle Inn brands:

•	2015 RevPAR for comparable company operated hotels is expected to increase 7 to 9 percent over 2014

•	Capital expenditures, including those associated with the 12 hotel joint venture portfolio and its loan, are expected to be between $25 and $30 million

•	The Company expects to sign between 20 and 30 hotels in the Red Lion brands in 2015

Conference Call Information
The Company will conduct a conference call on November 5, 2015 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time), to discuss the results for interested investors, analysts and portfolio managers. Hosting the call will be President and Chief Executive Officer Greg Mount and Executive Vice President and Chief Financial Officer Jim Bell.

To participate in the conference call, please dial the following number ten minutes prior to the scheduled time: 877-407-8289. International callers should dial 201-689-8341.

This conference call will also be webcast live on www.redlion.com in the Investor Relations section of the website. To listen to the live call, please login at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available on November 5, 2015, through December 5, 2015, at 877-660-6853 or 201-612-7415 (International), using access code 13622753. The replay will also be available shortly after the call on the website.

About RLHC
Red Lion Hotels Corporation is a hospitality company primarily engaged in the franchising, management and ownership of upscale, midscale and economy hotels under the Hotel RL, Red Lion Hotel, Red Lion Inn & Suites, GuestHouse International and Settle Inn brands. Established in 1959, the Company has 125 hotels systemwide and also owns and operates an entertainment and event ticket distribution business. For more information, please visit the company's website at www.redlion.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). The forward-looking statements in this press release are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, economic cycles; international conflicts; changes in future demand and supply for hotel rooms; competitive conditions in the lodging industry; relationships with franchisees and properties; impact of government regulations; ability to obtain financing; changes in energy, healthcare, insurance and other operating expenses; ability to sell non-core assets; ability to locate lessees for rental property; dependency upon the ability and experience of executive officers and ability to retain or replace such officers as well as other matters discussed in the Company's annual report on Form 10-K for the year ended December 31, 2014, and in other documents filed by the Company with the Securities and Exchange Commission.

For Additional Information:

Pam Scott, VP, Corporate Communications
(509) 777-6393 (Direct)
(509) 570-4610 (Cell)
Pam.Scott@redlion.com

Red Lion Hotels Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Three Months Ended September 30,
	2015	2014	$ Change	% Change
Revenue:
Company operated hotels	$36,972	$36,758	$214	0.6
Other revenues from managed properties	1,147	—	1,147	n/m
Franchised hotels	3,800	2,066	1,734	83.9
Entertainment	1,800	3,306	(1,506)	(45.6)
Other	16	14	2	14.3
Total revenues	43,735	42,144	1,591	3.8
Operating expenses:
Company operated hotels	25,439	24,776	663	2.7
Other costs from managed properties	1,147	—	1,147	n/m
Franchise	3,087	1,761	1,326	75.3
Entertainment	1,666	3,092	(1,426)	(46.1)
Other	10	72	(62)	(86.1)
Depreciation and amortization	3,484	3,241	243	7.5
Hotel facility and land lease	1,894	1,167	727	62.3
Gain on asset dispositions, net	(88)	40	(128)	n/m
General and administrative expenses	2,676	1,899	777	40.9
Total operating expenses	39,315	36,048	3,267	9.1
Operating income (loss)	4,420	6,096	(1,676)	(27.5)
Other income (expense):
Interest expense	(1,989)	(1,041)	(948)	(91.1)
Other income, net	75	46	29	63.0
Income (loss) before taxes	2,506	5,101	(2,595)	n/m
Income tax expense (benefit)	(49)	—	(49)	n/m
Net income (loss) from continuing operations	2,555	5,101	(2,546)	n/m
Discontinued operations (1)
Loss from discontinued business units, net of income tax benefit of $0	—	—	—	n/m
Loss on disposal of the assets of discontinued business units, net of income tax benefit of $0	—	—	—	n/m
Net income (loss) from discontinued operations	—	—	—	n/m
Net income (loss)	2,555	5,101	(2,546)	n/m
Net (income) loss attributable to noncontrolling interest	(1,746)	—	(1,746)	n/m
Net income (loss) attributable to Red Lion Hotels Corporation	$809	$5,101	$(4,292)	n/m
Unrealized loss on cash flow hedge, net of tax	—	—	—	n/m
Comprehensive income (loss)	$809	$5,101	$(4,292)	n/m

Earnings per share - basic
Income (loss) from continuing operations attributable to RLHC	$0.04	$0.26
Income (loss) from discontinued operations	$—	$—
Net income (loss) attributable to RLHC	$0.04	$0.26
Earnings per share - diluted
Income (loss) from continuing operations attributable to RLHC	$0.04	$0.26
Income (loss) from discontinued operations	$—	$0.00
Net income (loss) attributable to RLHC	$0.04	$0.26

Non-GAAP Financial Measures(2)
EBITDA	$6,233	$9,383	$(3,150)	(33.6)
Adjusted EBITDA	$8,729	$8,665	$64	0.7
Adjusted net income (loss)	$3,305	$4,383	$(1,078)	24.6

(1) Discontinued operations includes a hotel in Eugene, Oregon that ceased operations in first quarter 2014.
(2) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Statements of Comprehensive Income (Loss)
(unaudited)
($ in thousands, except footnotes and per share amounts)

	Nine Months Ended September 30,
	2015	2014	$ Change	% Change
Revenue:
Company operated hotels	$91,092	$94,081	$(2,989)	(3.2)
Other revenues from managed properties	2,274	—	2,274	n/m
Franchised hotels	9,123	8,044	1,079	13.4
Entertainment	7,537	13,950	(6,413)	(46.0)
Other	38	65	(27)	(41.5)
Total revenues	110,064	116,140	(6,076)	(5.2)
Operating expenses:
Company operated hotels	68,578	72,827	(4,249)	(5.8)
Other costs from managed properties	2,274	—	2,274	n/m
Franchise	8,494	5,259	3,235	61.5
Entertainment	7,041	11,946	(4,905)	(41.1)
Other	26	237	(211)	(89.0)
Depreciation and amortization	9,603	9,566	37	0.4
Hotel facility and land lease	5,089	3,492	1,597	45.7
Gain on asset dispositions, net	(16,590)	(3,439)	(13,151)	(382.4)
General and administrative expenses	7,803	6,078	1,725	28.4
Total operating expenses	92,318	105,966	(13,648)	(12.9)
Operating income (loss)	17,746	10,174	7,572	74.4
Other income (expense):
Interest expense	(5,228)	(3,436)	(1,792)	(52.2)
Loss on early retirement of debt	(1,159)	—	(1,159)	n/m
Other income, net	380	203	177	87.2
Income (loss) before taxes	11,739	6,941	4,798	69.1
Income tax expense	37	31	6	n/m
Net income (loss) from continuing operations	11,702	6,910	4,792	69.3
Discontinued operations (1)
Loss from discontinued business units, net of income tax benefit of $0	—	(187)	187	n/m
Loss on disposal of the assets of discontinued business units, net of income tax benefit of $0	—	(2)	2	n/m
Net income (loss) from discontinued operations	—	(189)	189	n/m
Net income (loss)	11,702	6,721	4,981	74.1
Net (income) loss attributable to noncontrolling interest	(2,653)	—	(2,653)	n/m
Net income (loss) attributable to Red Lion Hotels Corporation	$9,049	$6,721	$2,328	34.6
Unrealized loss on cash flow hedge, net of tax	—	—	—	n/m
Comprehensive income (loss)	$9,049	$6,721	$2,328	34.6

Earnings per share - basic
Income (loss) from continuing operations attributable to RLHC	$0.45	$0.35
Income (loss) from discontinued operations	$—	$(0.01)
Net income (loss) attributable to RLHC	$0.45	$0.34
Earnings per share - diluted
Income (loss) from continuing operations attributable to RLHC	$0.45	$0.35
Income (loss) from discontinued operations	$—	$(0.01)
Net income (loss) attributable to RLHC	$0.45	$0.34

Non-GAAP Financial Measures(2)
EBITDA	$23,917	$19,754	$4,163	21.1
Adjusted EBITDA	$13,242	$13,037	$205	1.6
Adjusted net income (loss)	$(1,626)	$4	$(1,630)	40,750.0

(1) Discontinued operations includes a hotel in Eugene, Oregon that ceased operations in first quarter 2014.
(2) The definitions of "EBITDA", "Adjusted EBITDA" and Adjusted net income (loss) and how those measures relate to net income (loss) are discussed further in this release under Non-GAAP Financial Measures.

Red Lion Hotels Corporation
Consolidated Balance Sheets
(unaudited)
($ in thousands, except per share data)

	September 30, 2015	December 31, 2014
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$75,889	$5,126
Restricted cash	13,303	225
Short-term investments	7,866	—
Accounts receivable, net	8,909	6,752
Notes receivable, net	287	2,944
Inventories	1,065	1,013
Prepaid expenses and other	3,753	3,671
Deferred income taxes	629	—
Assets held for sale	—	21,173
Total current assets	111,701	40,904
Property and equipment, net	168,070	160,410
Goodwill	8,512	8,512
Intangible assets	15,474	7,012
Notes receivable, long term	1,685	2,340
Other assets, net	4,249	3,849
Total assets	$309,691	$223,027
LIABILITIES
Current liabilities:
Accounts payable	$5,632	$2,952
Accrued payroll and related benefits	6,767	4,567
Other accrued entertainment expenses	8,374	5,625
Other accrued expenses	6,467	2,547
Deferred income taxes	—	2,778
Total current liabilities	27,240	18,469
Long-term debt, due after one year, net of discount	102,265	60,698
Deferred income	2,637	2,988
Deferred income taxes	3,442	35
Total liabilities	135,584	82,190
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders' equity
Preferred stock- 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—
Common stock - 50,000,000 shares authorized; $0.01 par value; 20,039,079 and 19,846,508 shares issued and outstanding	200	198
Additional paid-in capital, common stock	143,299	153,671
Accumulated other comprehensive income (loss), net of tax	—	(203)
Retained earnings (accumulated deficit)	(3,780)	(12,829)
Total Red Lion Hotels Corporation stockholders' equity	139,719	140,837
Noncontrolling interest	34,388	—
Total stockholders’ equity	174,107	140,837
Total liabilities and stockholders’ equity	$309,691	$223,027

Red Lion Hotels Corporation
Additional Hotel Statistics
(unaudited)

Systemwide Hotels as of September 30, 2015	Hotels	Rooms
Company operated hotels
Majority owned and consolidated	13	2,660
Leased and consolidated	5	1,027
Managed	2	487
Franchised hotels	104	10,132
Leo Hotel Collection	1	300
Total systemwide	125	14,606

Comparable Hotel Statistics from Continuing Operations (1)(5)
	For the three months ended September 30,
	2015				2014
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy(2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	83.7%		$107.31	$89.78	80.8%	$101.16	$81.70
Franchised hotels
Midscale	65.8%		$91.04	$59.91	62.2%	$85.72	$53.36
Economy (pro forma) (5)	64.0%		$77.45	$49.58	62.2%	$75.79	$47.15
Systemwide
Midscale	74.5%		$99.92	$74.42	71.2%	$94.22	$67.12
Economy (pro forma) (5)	64.0%		$77.45	$49.58	62.2%	$75.79	$47.15

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	290	bps	6.1%	10.0%
Franchised hotels
Midscale	360	bps	6.2%	12.3%
Economy (pro forma) (5)	180	bps	2.2%	5.2%
Systemwide
Midscale	330	bps	6.0%	10.9%
Economy (pro forma) (5)	180	bps	2.2%	5.2%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the end of the current period.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Comparable Hotel Statistics from Continuing Operations (1)(5)
	For the nine months ended September 30,
	2015				2014
	Average Occupancy(2)		ADR (3)	RevPAR (4)	Average Occupancy (2)	ADR (3)	RevPAR (4)
Company operated hotels
Midscale	73.1%		$99.15	$72.51	69.4%	$93.92	$65.14
Franchised hotels
Midscale	60.4%		$87.18	$52.67	56.0%	$82.94	$46.46
Economy (pro forma) (5)	54.2%		$71.59	$38.81	52.6%	$69.92	$36.78
Systemwide
Midscale	66.8%		$93.72	$62.57	62.6%	$88.97	$55.72
Economy (pro forma) (5)	54.2%		$71.59	$38.81	52.6%	$69.92	$36.78

Change from prior comparative period:	Average Occupancy(2)		ADR (3)	RevPAR (4)
Company operated hotels
Midscale	370	bps	5.6%	11.3%
Franchised hotels
Midscale	440	bps	5.1%	13.4%
Economy (pro forma) (5)	160	bps	2.4%	5.5%
Systemwide
Midscale	420	bps	5.3%	12.3%
Economy (pro forma) (5)	160	bps	2.4%	5.5%

(1)
Certain operating results for the periods included in this report are shown on a comparable hotel basis. With the exception of pro forma economy hotels, comparable hotels are defined as hotels that were in the system for at least one full calendar year as of the end of the current period.

(2)
Average occupancy represents total paid rooms divided by total available rooms. Total available rooms represents the number of rooms available multiplied by the number of days in the reported period and includes rooms taken out of service for renovation.

(3)	Average daily rate ("ADR") represents total room revenues divided by the total number of paid rooms occupied by hotel guests.
(4)	Revenue per available room ("RevPAR") represents total room and related revenues divided by total available rooms.
(5)
We acquired the franchise license agreements of GuestHouse International and Settle Inn & Suites properties on April 30, 2015. Results presented prior to that date are attributable to and provided by the prior owner.

Red Lion Hotels Corporation
Comparable Operations and Data From Continuing Operations
(unaudited)
($ in thousands)

Certain operating results for the periods included in this report are shown on a comparable hotel basis. Comparable hotels are defined as properties that were operated by the Company for at least one full calendar year as of the end of the current period. Comparable results exclude eight hotels which were sold or closed, one hotel which was converted from owned to managed, one hotel which was converted from franchised to managed, and one hotel which began operations in August 2015.

We utilize these comparable measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. Comparable operating results are not intended to represent reported operating results defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Company operated hotel revenue from continuing operations	$38,119	$36,758	$93,366	$94,081
less: revenue from sold and closed hotels	—	(3,807)	(918)	(13,845)
less: revenue from hotels without comparable results	(2,235)	—	(3,679)	—
Comparable company operated hotel revenue	$35,884	$32,951	$88,769	$80,236

Company operated hotel operating expenses from continuing operations	26,586	24,776	$70,852	$72,827
less: operating expenses from sold and closed hotels	—	(2,411)	(781)	(10,723)
less: operating expenses from hotels without comparable results	(2,909)	—	(5,391)	—
Comparable company operated hotel operating expenses	$23,677	$22,365	$64,680	$62,104

Company operated hotel direct operating margin from continuing operations	$11,533	$11,982	$22,514	$21,254
less: operating margin from sold and closed hotels	$—	$(1,396)	(137)	(3,122)
less: operating margin from hotels without comparable results	$674	$—	$1,712	$—
Comparable company operated hotel direct margin	$12,207	$10,586	$24,089	$18,132
Comparable company operated hotel direct margin %	34.0%	32.1%	27.1%	22.6%

Red Lion Hotels Corporation
Reconciliation of Non-GAAP Measures
(unaudited)
($ in thousands)

EBITDA is defined as net income (loss), before interest, taxes, depreciation and amortization. We believe it is a useful financial performance measure due to the significance of our long-lived assets and level of indebtedness.
Adjusted EBITDA and Adjusted net income (loss) are additional measures of financial performance. We believe that the inclusion or exclusion of certain special items, such as gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results.
EBITDA, Adjusted EBITDA and Adjusted net income (loss) are commonly used measures of performance in the industry. We utilize these measures because management finds them a useful tool to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core, ongoing operations. We believe they are a complement to reported operating results. EBITDA, Adjusted EBITDA and Adjusted net income (loss) are not intended to represent net income (loss) defined by generally accepted accounting principles in the United States ("GAAP"), and such information should not be considered as an alternative to reported information or any other measure of performance prescribed by GAAP. In addition, other companies in our industry may calculate EBITDA and in particular Adjusted EBITDA and Adjusted net income (loss) differently than we do or may not calculate them at all, limiting the usefulness of EBITDA, Adjusted EBITDA and Adjusted net income (loss) as comparative measures.

The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) for the periods presented:

		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014
Net income (loss) attributable to Red Lion Hotels Corporation		$809	$5,101	$9,049	$6,721
	Depreciation and amortization	3,484	3,241	9,603	9,566
	Interest expense	1,989	1,041	5,228	3,436
	Income tax expense (benefit)	(49)	—	37	31
EBITDA		$6,233	$9,383	$23,917	$19,754
	Noncontrolling interest (1)	1,746	—	2,653	—
	Loss on discontinued operations (2)	—	—	—	189
	Gain on asset dispositions (3)	—	—	(16,362)	(3,521)
	Loss on early retirement of debt (4)	—	—	1,159	—
	Lease termination costs (5)	750	—	1,875	—
	Franchise termination fees (6)	—	—	—	(2,095)
	Termination of loyalty program (7)	—	(718)	—	(1,290)
Adjusted EBITDA		$8,729	$8,665	$13,242	$13,037

(1)	Represents noncontrolling interests in consolidated joint ventures.
(2)	Discontinued operations include a hotel in Eugene, Oregon that ceased operations in the first quarter of 2014.
(3)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. In the second quarter of 2014, we recorded $3.5 million in gain on the sales of the Yakima, Kelso, Kennewick and Canyon Springs properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(4)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(5)	In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded additional amortized lease termination fees in 2015.
(6)
In the second quarter of 2014, we recorded $2.1 million in revenue for an early termination fee related to the Seattle Fifth Avenue Hotel terminating its franchise agreement. This amount is included in the line item "Franchised hotels revenue" on the accompanying consolidated statements of comprehensive income (loss).

(7)	In 2014, we recognized a non-cash benefit related to the termination of our loyalty program.

Red Lion Hotels Corporation
Reconciliation of Adjusted Net Income (Loss) to Net Income (Loss)
(unaudited)
($ in thousands)

The following is a reconciliation of adjusted net income to net income (loss) for the periods presented:

		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014
Net income (loss) attributable to Red Lion Hotels Corporation		$809	$5,101	$9,049	$6,721
	Noncontrolling interest (1)	1,746	—	2,653	—
	Loss on discontinued operations (2)	—	—	—	189
	Gain on asset dispositions (3)	—	—	(16,362)	(3,521)
	Loss on early retirement of debt (4)	—	—	1,159	—
	Lease termination costs (5)	750	—	1,875	—
	Franchise termination fees (6)	—	—	—	(2,095)
	Termination of loyalty program (7)	—	(718)	—	(1,290)
Adjusted net income (loss)		$3,305	$4,383	$(1,626)	$4

Adjusted net income (loss) per share		$0.17	$0.22	$(0.08)	$—
Weighted average shares - basic		20,028	19,822	19,960	19,765
Weighted average shares - diluted		20,607	19,866	20,131	19,839

(1)	Represents noncontrolling interests in consolidated joint ventures.
(2)	Discontinued operations include a hotel in Eugene, Oregon that ceased operations in the first quarter of 2014.
(3)
In the first quarter of 2015, we recorded $16.4 million in gain on the sales of the Bellevue and Wenatchee properties. In the second quarter of 2014, we recorded $3.5 million in gain on the sales of the Yakima, Kelso, Kennewick and Canyon Springs properties. These amounts are included in the line item "Gain on asset dispositions, net" on the accompanying consolidated statements of comprehensive income (loss).

(4)	In the first quarter of 2015, we recorded $1.2 million in loss on the early retirement of debt.
(5)	In the fourth quarter of 2014, we amended the lease for the Red Lion Hotel Vancouver at the Quay and recorded additional amortized lease termination fees in 2015.
(6)
In the second quarter of 2014, we recorded $2.1 million in revenue for an early termination fee related to the Seattle Fifth Avenue Hotel terminating its franchise agreement. This amount is included in the line item "Franchised hotels revenue" on the accompanying consolidated statements of comprehensive income (loss).

(7)	In 2014, we recognized a non-cash benefit related to the termination of our loyalty program.